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                                                                    EXHIBIT 99.2

                               APOLLO GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.    PURPOSE

      The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's accounting and financial reporting processes, audit process, systems of internal control over financial reporting, compliance with laws and regulations, and Code of Ethical Conduct. The Committee will maintain effective working relationships with management, the Company's internal audit department and the Company's outside auditors and will promote continuous improvement in the Company's accounting and financial reporting policies and procedures at all levels.

II.   AUTHORITY

      The Committee may conduct or authorize investigations into any matters within its scope of responsibility and to seek any information it requires from employees or external parties. The Committee has the authority to appoint and obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the outside auditor and to any advisers that the Committee chooses to engage. The Committee may form and delegate authority to subcommittees when appropriate.

III.  COMPOSITION AND MEMBER QUALIFICATIONS

      The Committee will be comprised of at least three qualified independent directors, all of whom meet the independence and experience requirements of Rules 4200(a)(15) and 4350(d)(2) of The NASDAQ Stock Market, Inc. Marketplace Rules (the "NASDAQ Rules") and the criteria for independence under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the "Exchange Act"), as such requirements may change from time to time. The members of the Committee will be elected by the Board of Directors who will also designate the Committee's Chairman.

      Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, at the time of appointment to the Committee, and at least one member of the Committee shall either (i) qualify as an "audit committee financial expert," as defined in Regulation S-K, Item 401(h)(2) of the Exchange Act, or
(ii) have past employment experience in financing or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication,

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including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV.   MEETINGS

      The Committee will meet at least four times a year, or more frequently as circumstances dictate. In connection therewith, the Committee will meet regularly with management, the director of the internal audit department and the Company's outside auditors in separate executive sessions to discuss any matters that the Committee deems appropriate. Minutes of each Committee meeting will be kept, and the Committee's Chairman will provide periodic reports on its activities to the Board of Directors.

V.    CHARTER

      The Committee will review this charter on a periodic basis, at least annually, and revise it as necessary.

VI.   RESPONSIBILITIES

      The Committee's primary responsibilities are summarized below:

      Financial Statements

      - The Committee will review significant accounting and reporting issues and understand their impact on the Company's financial statements, including complex or unusual transactions and highly judgmental areas, major issues regarding accounting principles and financial statement presentations, and the effect of regulatory and accounting initiatives on the financial statements of the Company.

      - The Committee will review the Company's quarterly and annual financial statements and related press releases and filings with the SEC and discuss such items with management and the Company's outside auditors prior to issuance.

      - The Committee will meet with the Company's outside auditors to discuss the planned scope of their audit of the Company's annual financial statements as well as the nature of procedures to be performed in connection with their limited reviews of the Company's interim financial information.

      - The Committee will meet with the Company's outside auditors at the conclusion of their audit of the Company's annual financial statements as well as at the conclusion of their limited reviews of the Company's interim financial information to discuss the related results of such audit or limited

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            reviews and to receive communications from the outside auditors which are required in connection with such engagements.

      - The Committee will review all significant changes in the Company's financial accounting and reporting policies and discuss such changes with management and the Company's outside auditors prior to implementation.

      Title IV Programs

      - The Committee will meet with management, the internal audit director and the Company's outside auditors to discuss the Company's participation in Title IV Student Financial Assistance Programs of the Higher Education Act of 1965, as amended ("Title IV Programs").

      - The Committee will meet with the Company's outside auditors to discuss the planned scope of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs.

      - The Committee will meet with the Company's outside auditors at the conclusion of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs to discuss the related results including any findings noted as well as management's related corrective action plans.

      Internal Audit

      - The Committee will meet regularly with the director of the Company's internal audit department to review the department's organizational structure, staffing levels, planned activities and other related information. The Committee will also receive periodic reports from the internal audit director on the results of its activities.

      - The Committee will review hiring decisions regarding the director of internal audit.

      Internal Controls

      - The Committee will review reports prepared by management, the internal audit department and the Company's outside auditors with respect to the Company's system of internal controls over financial reporting, including controls relating to the Company's information systems, and monitor the implementation of any related recommendations for improvements.

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      Income Tax Matters

      - The Committee will meet at least annually with management and the Company's tax advisors to discuss the Company's position with respect to federal, state and foreign income tax matters.

      Legal Matters

      - The Committee will meet at least annually with management and the Company's general counsel to discuss the Company's compliance with all relevant laws and regulations, including any related internal control systems to facilitate such compliance, as well as the status of any legal matters affecting the Company.

      Corporate Governance

      - The Committee will review on an ongoing basis, but no less frequently than annually, all directors' and officers' related party transactions for potential conflict of interest situations, and all such transactions shall be approved by the Committee, if appropriate, as required by Rule 4350(h) of the NASDAQ Rules.

      - The Committee will establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

      - The Committee will establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      Code  of Ethics

      -     The Committee will annually review the Company's Code of Ethical
            Conduct.

      - The Committee will receive reports from management and the director of internal audit concerning any related violations noted during the year.

      Independent Accountants

      - The Committee shall approve, in advance, the provision by the outside auditors of all audit services and permissible non-audit services.

      - The Committee shall have sole authority to appoint, determine funding for and

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            oversee the work of the Company's outside audit firm, which shall be a registered public accounting firm as defined by the Sarbanes-Oxley Act of 2002, based upon the Committee's judgment of the independence of the auditors (taking into account the standards and rules established by the Public Company Accounting Oversight Board, and fees charged both for pre-approved audit and pre-approved, permissible non-audit services) and the quality of its audit work. The Committee will evaluate the performance of the Company's outside auditors on an annual basis and determine whether the outside auditors should either be retained or discharged. The outside auditors shall report directly to the Committee, and the Committee shall oversee the resolution of disagreements between management and the outside auditors in the event that they arise. The Committee will also review and approve the fees paid to the outside auditors in connection with the annual audit of the Company's financial statements as well as the limited reviews of the Company's interim financial information.

      - The Committee will review and confirm the independence of the Company's outside auditors by reviewing non-audit services provided as well as the independent accountants' assertion of their independence in accordance with professional standards or other requirements. The Committee will be responsible for ensuring that it receives a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee will actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

      Funding

      - The Committee shall determine the amount of funding appropriate for the Committee to carry out its responsibilities and obligations as a committee of the Board of Directors, which funding the Company shall provide to the Committee, for the payment of:

            a. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            b. Compensation to any independent counsel or other advisors engaged by the Committee; and

            c. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.

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